UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2022

7GC & Co. Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Market Street, Suite 1300

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (628) 400-9284

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	VIIAU	The Nasdaq Stock Market LLC

Shares of Class A common stock, par value $0.0001 per share, included as part of the Units	VII	The Nasdaq Stock Market LLC

Redeemable Warrants included as part of the Units	VIIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements for 7GC & Co. Holdings Inc. (the “Company”) as of and for the period ended September 30, 2021, the Company’s management identified a classification error made in certain of its previously issued financial statements, arising from the manner in which, as of the closing of the Company’s initial public offering (“IPO”), the Company classified its Class A common stock. The Company previously classified a portion of its Class A common stock  as permanent equity to maintain net tangible assets greater than $5,000,000 after taking into consideration the terms of the Company’s Amended and Restated Certificate of Incorporation, under which a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. The Company revised this interpretation to include temporary equity in net tangible assets. As a result, the Company corrected the error in its condensed financial statements included in its Quarterly Report on Form 10-Q as of and for the periods ended September 30, 2021, filed on November 15, 2021 (“Q3 Form 10-Q”). In the condensed financial statements included in the Q3 Form 10-Q, the Company reclassified the requisite amount of Class A common stock from permanent to temporary equity, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and shares of Class A common stock, and presented the effects of the revision on the Company’s previously issued financial statements. The Company also revised its earnings per share calculation to allocate net income evenly to Class A and Class B common stock. This presentation contemplates an initial business combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income (loss) of the Company.

The Company presented the reclassification in the Q3 Form 10-Q as a revision that did not require the restatement of previously filed financial statements. Subsequent to the filing of the Q3 Form 10-Q, the Company determined that it needed to restate its prior financial statements due to the quantitative materiality of the reclassification. Upon further review, the Company determined that the Q3 Form 10-Q should be updated to indicate that the classification error is a restatement and not a revision.

As a result, on January 18, 2022, the audit committee (the “Audit Committee”) of the board of directors of the Company concluded, in discussion with the Company’s management and advisors, that due to the reclassification of the Company’s temporary and permanent equity and change in presentation of earnings per share, the Company’s previously issued: (i) audited balance sheet as of December 28, 2020 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2020, (ii) audited financial statements as of December 31, 2020 contained in the Company’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on May 28, 2021, (iii) unaudited financial statements as of March 31, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 28, 2021, (iv) unaudited financial statements as of June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021, and (v) unaudited financial statements as of September 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021, should no longer be relied upon. The Company will reflect this reclassification in its forthcoming (i) amended Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (the “Amended Q3 Form 10-Q”) and (ii) Amendment No. 2 to its Annual Report on Form 10-K for the period ended December 31, 2020, which the Company plans to file as soon as practicable.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in its trust account.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company will describe its remediation plan with respect to such material weakness in the Amended Q3 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

7GC & Co. Holdings Inc.

	By:	/s/ Jack Leeney
		Name:	Jack Leeney
		Title:	Chief Executive Officer

Dated: January 21, 2022

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